UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2004

STAAR SURGICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)	0-11634 (Commission File Number)	95-3797439 (I.R.S. Employer Identification No.)

1911 Walker Avenue, Monrovia, California (Address of principal executive offices)		91016 (Zip Code)

(626) 303-7902
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES

Item 5. Other Events and Regulation FD Disclosure.

     On June 17, 2004, the U.S. Food and Drug Administration (FDA) completed its pre-approval inspection of STAAR Surgical Company’s Nidau, Switzerland manufacturing facility, which was conducted June 14 -17, 2004. The FDA issued no Form 483 observations at the conclusion of the audit. (A Form 483 is issued when violations of Quality System and Good Manufacturing Practices requirements are observed.) However, the formal Establishment Inspection Report remains to be completed and considered by the FDA before the inspection process will be complete.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STAAR SURGICAL COMPANY
Date: June 17, 2004	By:	/s/ JOHN BILY
John Bily
Chief Financial Officer